Exhibit 99

The Manitowoc Company releases statement regarding an EPA matter

MILWAUKEE, Wis. – The Manitowoc Company, Inc. (NYSE: MTW), (the “Company” or “Manitowoc”) a leading global manufacturer of cranes and lifting solutions, announced the following today:

In July 2017, the Company received an Information Request from the United States Environmental Protection Agency (“U.S. EPA”) relating to the sales of cranes manufactured between January 1, 2014, and July 31, 2017, and the Company’s related participation in the Transition Program for Equipment Manufacturers (the “TPEM” program). The TPEM program allowed equipment manufacturers to delay installing engines meeting Tier 4 final emission standards in their products, subject to certain allowances. The Company has provided, and continues to provide, information to the U.S. EPA and the U.S. Department of Justice (“U.S. DOJ”) on the approximately 1,420 engines included in the Company’s cranes relating to the TPEM program and other certification matters. As such, the Company is engaged in confidential discussions with the U.S. EPA and U.S. DOJ.

Based on management’s current assessment, the Company recorded an additional charge of $13.9 million in the fourth quarter of 2021. As of December 31, 2021, the total recorded estimated liability in the Company’s Balance Sheet is $14.9 million. Other than the foregoing, the Company is unable to provide further meaningful quantification as to the final resolution of these matters.

However, the Company calculated the statutory maximum penalties under the Clean Air Act to be approximately $174.0 million. The Company believes it has strong legal and factual defenses and will vigorously defend any allegations of noncompliance and the factors that could apply in the assessment of any fines and penalties. Final resolution of these matters may have a material impact on the Company’s financial condition, results of operations or cash flows.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. was founded in 1902 and has over a 119-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile hydraulic cranes, lattice-boom crawler cranes, boom trucks, and tower cranes under the Aspen Equipment, Grove, Manitowoc, MGX Equipment Services, National Crane, Potain, and Shuttlelift brand names.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

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The negative impacts COVID-19 has had and will continue to have on Manitowoc’s business, financial condition, cash flows, results of operations and supply chain, as well as customer demand (including future uncertain impacts);
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actions of competitors;

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changes in raw material and commodity prices;
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changes in economic or industry conditions generally or in the markets served by Manitowoc;
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unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies and changes in demand for used lifting equipment;
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failure to comply with regulatory requirements related to the products the Company sells;
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the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
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the ability to complete and appropriately integrate acquisitions, strategic alliances, joint ventures or other significant transactions;
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unanticipated changes in revenues, margins and costs;
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geographic factors and political and economic conditions and risks;
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the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
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risks and factors detailed in Manitowoc's 2021 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Reports on Form 10-K for the fiscal years ended December 31, 2020 and 2021.

Contact:

Ion Warner

Vice President Marketing & Investor Relations

+1 414-760-4805